EXHIBIT 99.2

TRUSONIC, INC.

Financial Statements
and
Independent Auditor’s Report
December 31, 2005

TRUSONIC, INC.

Table of Contents

Page
Independent Auditor's Report	1

Audited Financial Statements:

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-13

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Trusonic, Inc.
La Jolla, California

We have audited the accompanying balance sheet of Trusonic, Inc. as of December 31, 2005, and the related statement of operations, changes in stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trusonic, Inc. at December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BOROS & FARRINGTON, APC

BOROS & FARRINGTON, APC
San Diego, California
December 14, 2007

TRUSONIC, INC.
Balance Sheet
December 31, 2005

Assets

Current assets
Cash and cash equivalents	$130,467
Accounts receivable, net of allowance for doubtful accounts of $40,000	421,757
Note receivable	14,017
Inventories, net of reserve of $31,365	240,613
Deferred costs	157,808
Prepaid expenses and other	64,715
Total current assets	1,029,377

Long-term assets
Deferred costs	150,502
Property and equipment, net	311,661
Other assets	21,675
Total long-term assets	483,838
Total assets	$1,513,215

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$73,493
Accrued expenses	708,563
Deferred revenue	205,910
Related party loan	100,000
Total current liabilities	1,087,966

Long-term liabilities
Deferred revenue	196,443
Other accrued expenses due after one year	188,660
Total long-term liabilities	385,103
Total liabilities	1,473,069

Commitments and contingencies

Stockholders' equity
Preferred stock, 1,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.00001 par value, 9,000,000 shares authorized; 2,514,286 issued and outstanding	1,000,000
Additional paid-in capital	47,822
Accumulated deficit	(1,007,676)
Total stockholders' equity	40,146
Total liabilities and stockholders’ equity	$1,513,215

See accompanying notes to audited financial statements

TRUSONIC, INC.
Statement of Operations
Year Ended December 31, 2005

Revenue	$2,396,718
Cost of revenue	964,131
Gross profit	1,432,587

Operating expenses
Selling and marketing expenses (including $11,419 of stock based compensation)	500,755
General and administrative expenses (including $15,790 of stock based compensation)	1,226,780
Total operating expenses	1,727,535

Loss from operations	(294,948)

Other income
Interest income	20,208
Other income	10,000
Interest expense	(15,871)
Total other income	14,337

Loss before provision for income taxes	(280,611)
Income tax provision	(813)

Net loss	$(281,424)

Loss per share
Basic and fully diluted	$(0.11)

Weighted average shares outstanding
Basic and diluted	2,514,286

See accompanying notes to audited financial statements

TRUSONIC, INC.
Statement of Changes in Stockholders' Equity
Year Ended December 31, 2005

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2005	2,514,286	$1,000,000	$20,613	$(726,252)	$294,361

Stock-based compensation	-	-	27,209	-	27,209

Net loss	-	-	-	(281,424)	(281,424)

Balance, December 31, 2005	2,514,286	$1,000,000	$47,822	$(1,007,676)	$40,146

See accompanying notes to audited financial statements

TRUSONIC, INC.
Statement of Cash Flows
Year Ended December 31, 2005

Cash flows from operating activities
Net loss	$(281,424)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	80,689
Fair value of common stock options granted	27,209
Increase (decrease) in cash from changes in assets and liabilities
Accounts and note receivable	10,549
Inventories, net	118,695
Prepaid expenses and other	30,205
Accounts payable	(163,307)
Accrued royalties	407,932
Other accrued expenses	28,487
Deferred costs	(166,203)
Deferred revenue	162,792
Net cash provided by operating activities	255,624

Cash flows from investing activities
Purchases of property and equipment	(172,477)
Net cash used in investing activities	(172,477)

Cash flows from financing activities
Repayments under bank line of credit	(100,000)
Borrowings from related parties	50,000
Net cash used in financing activities	(50,000)

Net increase in cash and equivalents	33,147
Cash and cash equivalents, beginning of year	97,320
Cash and cash equivalents, end of year	$130,467

Supplemental disclosure of cash flow information
Interest paid	$15,871
Income taxes paid	$813

See accompanying notes to audited financial statements

TRUSONIC, INC.
Notes to Financial Statements

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Trusonic, Inc. (“Trusonic” or the "Company") is a Delaware corporation formed on November 24, 2003. On December 19, 2003 Trusonic commenced operation upon the purchase of certain assets of MP3.com., a division of Vivendi, a French Media conglomerate.  The Company provides digital background music and messaging services to thousands of subscribers on three continents via the Internet. Trusonic offers an extensive library of acquired music licenses which can be assembled into a wide variety of play lists that may be downloaded from the Company’s website to be played at subscribers’ premises.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

Concentration of Credit Risk

The Company maintains cash balances with a bank that may from time to time exceed the federally insured limit.  Management performs periodic evaluations of the relative credit standing of the bank.  The Company has not sustained any credit losses relating to these cash balances.

Concentrations of credit risk with respect to trade accounts receivable are limited as the Company sells its products to subscribers in diversified industries throughout the United States, Europe and Australia. No single direct subscriber accounts for more than 10% of the revenue of the Company. The Company does not require collateral from its subscribers but performs ongoing credit evaluations of its subscribers’ financial conditions and maintains allowances for potential credit losses. Actual losses have been within management’s expectations and estimates.

Accounts Receivable

The Company’s accounts receivable are recorded at the invoiced amount and include interest which is applied to subscribers’ unpaid invoices 15 days after the due date.  The Company evaluates each open invoice on a monthly basis to determine whether an allowance for doubtful accounts is required. As of December 31, 2005, the allowance for doubtful accounts was $40,000.  When determining that an invoice may be potentially uncollectible, the Company considers the subscriber’s creditworthiness and payment history and may utilize the services of a collection agency to pursue collection.  If determined that the doubtful debt provision should be increased based upon the review, a current period charge is applied to the income statement.

Inventories

Inventories consist primarily of electronic equipment and are valued at the lower of cost or market.  Cost is determined using an average cost basis. In accordance with Financial Accounting Standards Board (“FASB”) Statement No. 157, “Fair Value Measurements,” the Company reviews the inventory monthly and assesses the adequacy of the inventory provision against market price, shrinkage and inventory aging.

Property and Equipment

Assets are stated at cost, net of depreciation. Maintenance and repairs that do not extend asset lives are expensed as incurred.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets which are five years for all categories other than purchased software which is depreciated over three years.

TRUSONIC, INC.
Notes to Financial Statements

Impairment of Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment.  The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset.  Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Revenue Recognition

In accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” SAB No. 104, “Revenue Recognition” and Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables;”  revenue is recognized when an arrangement exists, prices are determinable, collectibility is reasonably assured, and the goods or services have been delivered.  Revenues from music and other business services are recognized during the period the service is provided based upon the contract terms.  As part of its arrangements for music services, the Company provides subscribers with equipment that is integral and essential to the related services.  This equipment may be leased or sold to subscribers.  Revenues from leasing arrangements are recognized over the term of the leases.  Revenues from MBOX equipment sales are deferred and recognized over the greater of the subscribers’ initial contract terms or estimated relationship lives. The Company may invoice certain subscribers in advance for contracted music and other business services.  Amounts received in advance of the service period are deferred and recognized as revenue in the period services are provided.

Deferred Revenue and Deferred Costs

According to the Company’s revenue recognition policies, revenue and costs to be recognized in subsequent periods are held in these deferred accounts and comprise revenue and cost, respectively, related to the sale and purchase cost of MBOX devices, along with amounts for service revenue received in advance of the service being performed.

Selling and Marketing

Selling and marketing costs are expensed as incurred, and comprise advertising, trade shows, associated travel and entertainment, sales commissions and related employee compensation including employee benefits, employer taxes and stock option expense.

Income Taxes

Income taxes are based on pretax financial accounting income (loss).  Deferred tax liabilities and assets are principally recognized for the expected future tax consequences of temporary differences between the financial statements and tax bases of assets and liabilities at the applicable enacted rates.  At December 31, 2005 the Company had a net operating loss carryforward of approximately $1,000,000 which expires through 2020.  A valuation allowance has been established to offset the recognition of any deferred tax assets due to the uncertainty of future realization.  The use of any tax loss carryforward benefits may also be limited as a result of changes in Company ownership.

Stock-Based Compensation

The Company has a stock option plan, which is described more fully in Note 7. The Company has adopted the provisions of SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)).  SFAS No. 123(R) requires employee equity awards to be accounted for under the fair value method. Accordingly, stock-based compensation is measured at the grant date, based on the fair value of the award.

TRUSONIC, INC.
Notes to Financial Statements

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share”.  SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.  Outstanding stock options as of December 31, 2005 have been excluded from the above calculations as they would be anti-dilutive.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (FIN 48).  The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.”  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any.  The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement.  The company is assessing the impacts of the adoption of FIN 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157).  The purpose of SFAS No. 157 is to define fair value, establish a framework for measuring fair value, and enhance disclosures about fair value measurements.  The measurement and disclosure requirements are effective for the company beginning in the first quarter of fiscal year 2008.  The company is currently evaluating the impact that SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159).  SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value.  The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings.  SFAS No. 159 is effective for the company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted.  The company is currently evaluating the impact that SFAS No. 159 will have on its financial statements.

TRUSONIC, INC.
Notes to Financial Statements

2.	COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

Accounts receivable
Accounts receivable	$461,757
Allowance for doubtful accounts	(40,000)
$421,757

Property and equipment
Operating equipment	$237,689
Office furniture and equipment	154,993
Purchased software	15,522
Leasehold improvements	29,089
437,293
Less accumulated depreciation	(125,632)
$311,661

Other accrued expenses
Accrued compensation and benefits	$93,912
Other accrued expenses	614,651
$708,563

3.	BANK LINE OF CREDIT

The Company has a revolving bank line of credit agreement which provides for borrowings of up to $250,000.  Borrowings under the line bear interest at prime plus 1.5% per annum, are collateralized by substantially all assets of the Company and are guaranteed by certain officers and stockholders of the Company.  No borrowings were outstanding at December 31, 2005.

4.	RELATED PARTY LOANS

At December 31, 2005, the Company had borrowed a total of $100,000 from two officers and stockholders of the Company which comprised $50,000 drawn at the end of 2004 and an additional $50,000 drawn during 2005. These loans are due on demand and interest is payable monthly at prime plus 3.5% per annum.

5.	LONG-TERM DEBT

The Company has a term line of credit which provides for borrowings of up to $150,000.  Borrowings under the line bear interest at prime plus 1.5% per annum, are collateralized by substantially all assets of the Company; and are guaranteed by certain officers and stockholders of the Company.  No borrowings were outstanding at December 31, 2005.

TRUSONIC, INC.
Notes to Financial Statements

6.	INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, "Accounting for Income Taxes”, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current consolidated financial statements or tax returns.

The components of the income tax provision for the year ended December 31, 2005 were as follow:

Current	$813
Deferred	-
$813

Income tax expense (benefit) for the year ended December 31, 2005 differed from the amounts computed applying the federal statutory rate of 34% to pre-tax income as a result of:

Computed tax benefit	$(95,408)
Non-deductible items	4,469
Change in valuation allowance	106,816
Return to provision	-
State and local income taxes, net of tax benefit	(15,064)
$813

Significant components of the Company's deferred tax assets and liabilities for federal income taxes at December 31, 2005 consisted of the following:

Deferred tax assets
Net operating loss carryforward	$428,400
Deferred revenue	172,368
Allowance for bad debts	17,136
Accrued vacation	8,334
Equity compensation	11,656
UNICAP	3,433
Valuation allowance	(473,791)
Total deferred tax assets	167,536
Deferred tax liabilities
Deferred costs	(132,080)
State tax	(35,456)
Total deferred tax liabilities	(167,536)
Net Deferred tax assets/liabilities	$-

As of December 31, 2005, the valuation allowance for deferred tax assets totaled $428,400.  As of December 31, 2005, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $1,000,000.  The net operating loss carryforwards expire through 2025.  The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions due to a change in ownership.

The net deferred tax asset has been predominantly offset by a valuation allowance.  The Company maintains a valuation allowance to reduce certain deferred tax assets to amounts that are, in management’s estimations, more likely than not to be realized.

TRUSONIC, INC.
Notes to Financial Statements

7.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases facilities under a non-cancelable operating lease which expires in April 2010.  Under this lease, the Company pays taxes, insurance, and maintenance expenses.  Future minimum lease commitments under the long-term non-cancelable operating lease are as follows:

Year ending December 31:
2006	$63,690
2007	59,830
2008	59,828
2009	62,720
2010	21,228
$267,296

Broadcast Music Inc. (“BMI”) Agreement

The industry-wide agreement between business music providers and BMI expired in December 1993. The Company was operating under an interim agreement pursuant to which it paid royalties at the 1993 rates.  Business music providers and BMI have been negotiating the terms of a new agreement.  BMI has been pursuing a rate court proceeding in Federal Court in New York wherein BMI contends that 1993 fee levels understate reasonable fee levels by as much as 100%.  In July 2007 the Company entered into a new agreement with BMI covering the periods from July 1, 2004 to June 30, 2009 which incorporated a two year installment payment plan for the additional retroactive royalties due.  No additional royalties are due for periods before July 1, 2004.  As of December 31, 2005, the Company has accrued royalty fees and finance charges in accord with the new agreement which reflects the retroactive rate increases.  Obligations for the additional royalties assessed pertaining to the period though December 31, 2005 under the arranged two year payment plan are as follows:

Year ending December 31:
2007	$26,165
2008	91,572
2009	70,923
$188,660

ASCAP Agreement

The Company’s play lists include works by artists represented by the American Society of Composers, Authors and Publishers (“ASCAP”).  The industry-wide agreement between business music providers and ASCAP expired in May 1999.  On January 29, 2003, ASCAP made an application to the federal rate court in New York to seek a court determined reasonable rate increase. The Company cannot predict what the terms of the new ASCAP agreement with business music providers will be or when agreement will be reached, although ASCAP has indicated that they are seeking royalty rate increases and a retroactive royalty rate increase.  The Company has been operating under an interim agreement pursuant to which it pays royalties at the 1999 rates.

Digital Millennium Copyright Act

In October 1998, the Digital Millennium Copyright Act was enacted. The Act provides for a statutory license from the copyright owners of master recordings to make and use ephemeral copies of such recordings.  Ephemeral copies refer to temporary copies of master sound recordings made to enable or facilitate the digital transmission of such recordings.  The Company reproduces and distributes sound recordings pursuant to licenses secured directly from artists and record companies.  Accordingly, the Company need not rely upon the statutory license terms and fees set forth in the Digital Millennium Copyright Act.

TRUSONIC, INC.
Notes to Financial Statements

8.	STOCKHOLDERS’ EQUITY

Stockholder Agreements

The Company has agreements with its stockholders relating to its issued and outstanding common stock.  Under these agreements, the Company has the right of first refusal to repurchase its shares in the event of a proposed sale or transfer under the same terms and conditions.  If the Company does not exercise its right of first refusal, the remaining stockholders shall have the option to purchase the shares under the same terms and conditions on a pro rata basis.  Certain transfers are permitted as described in the agreements.  The agreements terminate in the event of certain circumstances including a two thirds vote of stockholders; dissolution, bankruptcy, or insolvency; or expiration of a lock-up period following a public offering with gross proceeds in excess of $10 million dollars.

2003 Stock Option Plan

The Company's Board of Directors and stockholders approved a stock option plan (the "2003 Plan") to attract and retain competent personnel and to provide to participating officers, directors, and employees long-term incentive for high levels of performance and for unusual efforts to improve the financial performance of the Company.  The 2003 Plan provides for both incentive stock options specifically tailored to the provisions of the Internal Revenue Code and for options not qualifying as incentive stock options.  Employees of the Company, including officers and directors, were eligible to receive options granted under the 2003 Plan.  There are 500,000 shares reserved for the issuance of stock options.  Options vest at a minimum of 20% per year and expire not more than 10 years after the grant date.  The Board had full authority to award options under the 2003 Plan, to establish the terms of the option agreements, and to take all other action deemed appropriate for administration of the 2003 Plan.

During the year ended December 31, 2005, the Company granted 53,500 stock options to purchase common stock at an average exercise price of $1.14.  The range of exercise prices of options issued during the year was $0.90 to $1.20.  The stock options vest over time of up to five years.  All are exercisable over a period of up to ten years after vesting and expire at the earlier of ten years after the vesting date of each option or one month after the termination of employment or service agreement with the Company.  The stock options were granted at strike prices which were set by the Board of Directors on the grant date to be the fair market value of the Company's stock.  During the year ended December 31, 2005, there were 23,750 stock options at an average exercise price of $0.51 that employees and directors forfeited through discontinued service with the Company.  The weighted average remaining contractual life of the options outstanding at December 31, 2005, is 8.3 years.

The following summarizes stock option activity:

	Weighted Average Price	Underlying Shares

Balance, January 1, 2005	$0.54	315,000
Options granted	$1.14	53,500
Options forfeited	$0.51	(23,750)
Balance, December 31, 2005	$0.63	344,750

Options exercisable at December 31, 2005	$0.53	111,404

Weighted average remaining contractual life of options outstanding at December 31, 2005 (years)		8.3

TRUSONIC, INC.
Notes to Financial Statements

The following summarizes information about options outstanding at December 31, 2005:

	Outstanding Options			Exercisable Options
Exercise Price	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.50	262,500	8.0	$0.50	103,737	$0.50
$0.90	40,000	8.8	$0.90	7,667	$0.90
$1.20	32,250	9.1	$1.20	-	-
Total	334,750	8.3	$0.63	111,404	$0.53

Stock-Based Compensation

Stock-based compensation relating to stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following range of assumptions for the year ended December 31, 2005:

Estimated values	$0.90 - $1.20
Risk free interest rate	3.71% - 4.39%
Dividend yield	0.00%
Volatility	63% - 66%
Expected life	5 years

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